EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of the 14th day of June, 2002, by and between ELCOM INTERNATIONAL, INC., a Delaware corporation (the "Company"), and JOHN E. HALNEN ("Executive"). Certain capitalized terms used herein shall have the meanings set forth in
Section 18 below.

                                  WITNESSETH:

        WHEREAS, the Company has determined that it is in its best interests to assure that it will obtain the services of Executive as the President and Chief Operating Officer of the Company;

        WHEREAS, Executive has indicated that he is willing to serve in the employ of the Company as President and Chief Operating Officer; and

        WHEREAS, Executive and the Company desire to enter into an agreement expressly indicating the terms and conditions of their relationship.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Executive agree as follows:

        1. Duties. The Company hereby employs Executive as President and Chief Operating Officer of the Company on the terms set forth herein. During the course of his employment, Executive shall have the responsibility to perform such duties as may be assigned to him by the Board of Directors of the Company, by Robert J. Crowell (or his successor as Chairman of the Board or as Chief Executive Officer of the Company), or by their respective designees. During the Term of this Agreement (as defined in Section 2), Executive agrees to devote his full business time and best efforts to the business activities and welfare of the Company.

        2. Term. Executive's employment hereunder shall commence on the effective date of this Agreement (the "Commencement Date") and shall, unless earlier terminated in accordance with the terms hereof, terminate on the third
(3rd) anniversary of the Commencement Date (the "Term"). Executive's obligations and the Company's rights under Sections 8 through 13 below, and Executive's other post-employment covenants, shall survive the expiration or earlier termination of this Agreement for any reason.

        3. Annual Compensation. During the Term of this Agreement, the Company shall pay Executive a base salary, less applicable payroll taxes, withholdings and deductions, of $225,000 per year (the "Base Salary"), paid in periodic payments in the manner that the Company normally pays its executives. If Executive shall take a voluntary and temporary pay decrease in order to assist the Company, as he did during 2002, such decrease shall not be considered a decrease in Base Salary for purposes of this Agreement. In addition, the Executive shall have the opportunity, subject to determination and approval by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), to receive an annual bonus of up to $75,000, payable quarterly (the "Annual Bonus" and, collectively with the Base Salary, the "Annual Compensation"). On an annual basis, during the first one hundred and twenty (120) days of the fiscal year (which should be following the preparation of the Company's annual audited financial statements), the Compensation Committee will review Executive's Annual Compensation and other compensation during the period of his employment hereunder and, at the discretion of a majority of the Compensation Committee, may increase, but not decrease Executive's Base Salary based upon his performance, the generally prevailing industry executive salary scales and total compensation packages, the Company's results of operation, and other relevant factors. At such time, the Compensation

Committee also shall set the criteria and targets for determining the amount of Executive's Annual Bonus.

        4. Benefits.

                A. Vacation. Executive shall be entitled to five (5) weeks paid vacation, to be taken at a time or times acceptable to the Company and otherwise consistent with the terms and conditions of this Agreement.

                B. Executive Profit Performance Bonus Plan. The Executive shall be entitled to participate in the Company's Executive Profit Performance Bonus Plan (or similar plan providing benefits no less favorable to the Executive), at a minimum rate of 25% of any bonus pool generated by such Plan; provided, however, that, notwithstanding any other term or provision of the Plan, Executive shall not be entitled to participate in the Plan with respect to any year in which the Company reports a Net Loss on its annual, audited, year-end financial statements and Executive hereby agrees to waive and relinquish any right that he may have with respect to any such participation. Such Plan shall not otherwise be modified, amended or terminated in any way that may have an adverse effect on Executive without his prior written consent.

                C. Stock Options. Following each Annual Compensation review date during the Term, but no later than July of each year, the Company shall, subject to the approval of the Compensation Committee if no Change of Control has occurred, make or cause to be made an option grant to Executive to purchase at least 200,000 shares of the Company's stock under its Stock Option Plan(s). Such options shall have an exercise price per share equal to the fair market value as of the date of grant and shall become vested and exercisable by Executive as determined by the Compensation Committee and all as set forth in one or more written stock option agreements between the Company and Executive pursuant to the terms of the Company's Stock Option Plan(s). To the maximum extent allowable, all such options shall be incentive stock options under the Internal Revenue Code of 1986, as amended (or similar successor statute) (the "Code"). The option grants described herein need not be the exclusive options granted to Executive by the Company under the Stock Option Plan(s) or otherwise.

                D. Term Life Insurance. The Company, in its discretion, may purchase one or more term life insurance policies on the life of the Executive, with the Company named as beneficiary, with an aggregate death benefit of up to $5,000,000 (the "Company Policy"). In addition, the Company shall provide an annual bonus (the "Insurance Bonus") to the Executive, subject to the limitations described herein, equal to the amount necessary to enable the Executive to purchase one or more additional term life insurance policies on his life, with a beneficiary(ies) as designated by the Executive, with an aggregate death benefit of up to $5,000,000 (regardless of whether the Company determined pursuant to the previous sentence to purchase $5,000,000 of insurance, or a lesser amount); provided, however, that in any one calendar year, the total premium cost actually paid by the Company for the Company Policy plus the Insurance Bonus to the Executive shall be limited to $25,000, provided further, however, that during the calendar year in which the Executive reaches 45 years of age, such total shall be limited to $40,000. The Company and Executive shall fully cooperate with each other by taking all actions reasonably necessary to carry out the intentions of this section. Each party shall cooperate in purchasing the insurance policies, including taking into consideration the wishes of the other party with respect to the type of policy purchased and the quality of the insurance provider, and the Executive shall submit to any application process, including medical testing, requested by the Company or any applicable insurance provider.

                E. Other Fringe Benefits. Executive shall be included to the extent eligible thereunder in Company benefit plans providing group life insurance, hospitalization, medical, pension, financial services and any other similar or comparable benefits that are generally made available to all or a substantial majority of the other executives of the Company from time to time during the Term of this Agreement. Executive shall be entitled to participate in any such plans on a basis comparable to such other executives, taking into account relative qualifications (for example, age, seniority, title, years of service, salary, etc.).

        5. Expenses. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred by him on behalf of the Company in the performance of his duties as specified herein and documented in accordance with the requirements of the Internal Revenue Service and the Company's policies in effect from time to time.

        6. Termination of Employment. The consequences of termination of Executive's employment are described in this Section 6 and Section 7 below. Executive expressly agrees not to discuss, except with his official advisors (on a confidential basis), any information or aspects of his employment regarding the Company or his termination circumstances unless and only to the extent required under compulsion from a court of competent jurisdiction. Upon Executive's material violation of this confidentiality provision (or a violation by his advisors), Executive agrees that in addition to the Company being entitled to immediately cancel and terminate any and all remaining payments or other obligation(s) to Executive, injunctive relief may be granted.

                A. Death or Disability. In the event of Executive's death or Disability, the duties of the Company and Executive, one to the other, under this Agreement shall terminate as of the date of Executive' death or as of the date that Executive's Disability is determined as set forth herein, as the case may be, subject to the Company, in the case of Executive's Disability, providing the payments and other benefits specified in
Section 7 below.

                B. Termination by the Company.

                        (i) For Cause. The Company may terminate Executive's employment at any time For Cause, in which case the duties of the Company and Executive, one to the other, under this Agreement shall terminate as of the date of Executive's termination of employment.

                        (ii) Other Than For Cause. Executive's employment may be terminated at any time other than For Cause (i) by Robert J. Crowell (or his successor as Chairman of the Board or as Chief Executive Officer of the Company), or (ii) upon a vote of the Board of Directors of the Company, in which case, the duties of the Company and Executive, one to the other, under this Agreement shall terminate as of the date of Executive's termination of employment, subject to the Company providing the severance payments and other benefits, if any, specified in Section 7 below.

        Any termination of Executive's employment by the Company shall be communicated by written notice of termination to the other party hereto, which shall set forth the effective date and time of such termination (not earlier than the date of mailing, or delivery by other means, of the notice).

                C. Voluntary Resignation. If the Executive voluntarily leaves the employ of the Company during the Term of this Agreement, the duties of the Company and the Executive, one to the other, under this Agreement shall terminate as of the date of the Executive's termination of employment, provided, however, that if Executive voluntarily leaves the employ of the Company during the Term of this Agreement under circumstances that constitute a Resignation for Good Reason, the Company shall provide the severance payments and other benefits, if any, specified in Section 7 below.

                D. Post-Employment Obligations. In the event that Executive's employment with the Company is terminated due to any reason other than death,
the   provisions  of  Sections  8
through 13 below and Executive's other post-employment covenants shall survive any such termination.

        7. Obligations upon Termination.

                A.   Termination  by  Reason  of   Disability.   If  Executive's
employment with the Company is terminated by reason of the Executive's Disability, then Executive shall be entitled to the following benefits:

                        (i) The Company shall pay Executive a payment equal to twelve (12) months' Base Salary, payable in twelve (12) equal, monthly installments, without interest. Such payment shall be made with respect to Executive's Base Salary as in effect as of the date of his termination of employment with the Company.


                        (ii) For a twelve (12) month period following the date of Executive's termination of employment with the Company, the Executive shall be entitled to Benefits Continuation.

                B. Termination by Company Other Than For Cause. If Executive's employment with the Company is terminated by the Company other than For Cause during the Term of this Agreement, then Executive shall be entitled to the following severance benefits:

                        (i) The  Company  shall,  subject to the  provisions  of
        Section 7.D.  below,  pay Executive a severance  payment equal to twelve
        (12) months' Base Salary, payable in twelve (12) equal, monthly installments, provided, however, that if at the time of such termination, Robert J. Crowell is no longer Chairman of the Board and Chief Executive Officer of the Company, then such severance payment shall be equal to eighteen (18) months' Annual Compensation (50% of such severance payment shall be paid in a lump sum (payable promptly upon the first date provided for such payment pursuant to Section 7.D below), and the remaining fifty percent (50%) of such severance payment shall be payable in twelve (12) equal, monthly installments, without interest). Such severance payment shall be made with respect to Executive's Base Salary or Annual Compensation as in effect as of the date of his termination of employment with the Company.

                        (ii) For a twelve (12) month period following the date of Executive's termination of employment with the Company, the Executive shall be entitled to Benefits Continuation. If Executive finds other full-time employment, the Company's obligation to provide Benefits Continuation shall cease.

                C. Termination of Executive Without Cause Following Change of Control. In the event of a termination of the Executive's employment by the Company that is other than For Cause during the Term of this Agreement following a Change of Control (a "Compensable Termination"), or in the event of a Resignation for Good Reason, the Executive shall be entitled to the following severance benefits:

                        (i) The  Company  shall,  subject to the  provisions  of
        Section 7.D. below, pay Executive a severance payment equal to the greater of:


                (a) Executive's Annual Compensation for the remainder of the Term; or

                (b) Executive's Annual Compensation for two years.

        Fifty percent (50%) of such severance payment shall be paid in a lump sum (payable promptly upon the first date provided for such payment pursuant to Section 7.D below), and the remaining fifty percent (50%) of such severance payment shall be payable in twenty-four (24) equal, monthly installments, without interest. Subject to the provisions of
        Section 7.D below, the severance payment shall be made with respect to Executive's Annual Compensation as in effect as of the date of his termination of employment with the Company, but without giving effect to any reduction in Annual Compensation that might have occurred after the Change of Control. The severance payment made to Executive in the event of a Compensable Termination shall be in lieu of, and not in addition to, the payments that may otherwise be due and payable to Executive under Section 7.B. of this Agreement;

                (ii) All of Executive's stock options shall become immediately vested and exercisable (which exercise, at Executive's option, may be a "cashless" exercise) for up to the longer of (i) one year after termination of Executive's employment with the Company, or (ii) the remainder of the exercise period provided for in the applicable option agreement(s), provided that this provision shall not extend the exercise period of Executive's options beyond the term of the option and the Company agrees to cause such exercise to be allowed (including following the request of the Compensation Committee to permit such exercise) pursuant to the Company's Stock Option Plan(s) or the comparable provision of any future plan or agreement; and

                (iii) For a twenty-four (24) month period following the date of Executive's termination of employment with the Company, the Executive shall be entitled to Benefits Continuation. If Executive finds other full-time employment, the Company's obligation to provide Benefits Continuation shall cease.

                D. Release. As a condition to and in consideration for the receipt of the severance payment(s) and other benefits to which Executive may be entitled pursuant to Section 7.B or 7.C hereof, Executive agrees to execute a Release Agreement with the Company, in substantially the same form as that attached hereto as Exhibit A (the "Release Agreement"), within the thirty (30) day period beginning twenty-one (21) days after the date of his cessation of employment with the Company. The Company shall not be obligated to make any severance payment or provide any other benefits unless and until the Company shall have received from Executive a validly executed Release Agreement that shall not have been revoked by Executive during the applicable Revocation Period (as such term is defined in the Release Agreement). Provided that Company receives from Executive a validly executed Release Agreement which is not revoked during the applicable Revocation Period, the Company agrees to commence making the severance payments and provide the other benefits theretofore withheld within three (3) days of the end of the Revocation Period. Executive acknowledges and agrees that the benefits provided by this Agreement constitute adequate consideration to render enforceable such Release Agreement against Executive.

        8. Noncompetition. Executive agrees that during the period (the "Noncompetition Period") commencing on the date hereof and ending on the date that is two (2) years after the later of the date of his cessation of employment with the Company, or the last date on which he is supposed to be paid by the Company any severance payment provided for in this Agreement, he will not, without the prior written consent of Robert J. Crowell (or his successor as Chairman of the Board or as Chief Executive Officer of the Company), either directly or indirectly, in any capacity whatsoever, (a) compete (as defined below) with the Company, or (b) operate, control, advise, be employed and/or engaged by, perform any consulting services for, invest in (other than the purchase of no more than five percent (5%) of the publicly traded securities of a company whose securities are traded on a national stock exchange) or otherwise become associated with, any person, company or other entity who or which, at any time during the Noncompetition Period, competes with the Company. For purposes of Sections 8, 9 and 11 of this Agreement, the "Company" shall mean the Company and any affiliates controlling, controlled by or under common control with the Company.

        As used above, "compete" is defined as the development, marketing, distribution or sale of automated purchasing software or similar systems. Executive further expressly represents and understands that if Executive's employment is terminated, this Agreement will prohibit the Executive from future employment with all companies that compete with the Company, as defined in this Agreement, and as such, will constrain some of the Executive's overall possibilities for future employment. By Executive's signature to this Agreement, Executive expressly represents that his training, education and background are such that his ability to earn a living shall not be impaired by the restriction in this Agreement.

        9. Nondisclosure. Executive agrees during the period commencing on the date hereof and thereafter, at all times to hold as a secret and confidential (unless disclosure is required pursuant to court order, subpoena, in a governmental proceeding, arbitration, or pursuant to other requirement of law) any and all knowledge, technical information, business information, developments, trade secrets, and confidences of the Company or its business, including, without limitation, (a) information or business secrets relating to the products, customers, business, conduct or operations of the Company, or any of its respective clients, customers, consultants or licensees; and (b) any of the Company's customer lists, pricing and purchasing information or policies (collectively, "Confidential Information"), of which he has acquired knowledge during or after his employment with the Company, to the extent that such matters
(i) have not previously been made public or are not thereafter  made public,  or
(ii) do not otherwise become available to Executive, in either case, via a source not bound by any confidentiality obligations to the Company. The phrase

"made public" as used in this Agreement shall apply to matters within the domain of the general public or the Company's industry. Executive agrees not to use, directly or indirectly, such knowledge for his own benefit or for the benefit of others and/or disclose any of such Confidential Information without prior written consent of the Company. At the cessation of employment with the Company, the Executive agrees to promptly return to the Company any and all written Confidential Information received from the Company which relates in any way to any of the foregoing items covered in this paragraph and to destroy any transcripts or copies the Executive may have of such Confidential Information unless an alternative method of disposition is approved by the Company.

        10. {Intentionally Omitted.}

        11. Intellectual Property Assignment. Executive agrees that all ideas, improvements, computer programs, code, flowcharts, inventions, and discoveries that are directly related to the automated procurement systems business of the Company, that Executive may have made or that Executive may make or conceive, alone or jointly with others, prior to or during Executive's employment with the Company, and only to the extent developed substantially during Company time and using Company equipment, shall be the sole property of the Company, and Executive agrees:

                (a) to promptly disclose any such ideas, improvements, inventions, and discoveries to the Company; and

                (b) to treat such ideas, improvements, inventions, and discoveries as Confidential Information and as the trade secrets of the Company; and

                (c) not to disclose such ideas, improvements, inventions, and discoveries to anyone, both during and after Executive's employment with the Company, without the Company's prior written approval.


Executive hereby assigns all of Executive's right, title and interest in and to any such ideas, improvements, inventions, or discoveries, including any potential patent rights and any additional rights conferred by law upon Executive as the author, designer, or inventor thereof, to

(i) vest full title in the idea, improvement, invention, or discovery in the Company, and (ii) to enable the Company to seek, maintain or enforce patent or other protection thereon anywhere in the world.

        Executive agrees that the Company is the author (owner) of any work of authorship or copyrightable work ("Work") created by Executive, in whole or in part, during Executive's employment by the Company during Company time and/or using Company equipment and directly relating to the business of the Company as previously conducted or as conducted at any time during Executive's employment. Executive acknowledges that each writing and other literary Work, each drawing and other pictorial and/or graphic Work and any audio-visual Work, created by Executive, in whole or in part, during Company time and/or using Company equipment and directly relating to his position or responsibilities with the Company has been prepared by Executive for the Company as a Work for hire. Executive agrees that in the event that such Work is not considered Work for hire, Executive hereby assigns all copyright and any other rights conferred in law unto Executive in and to such Work to the Company. Executive agrees that at the request of the Company, Executive will execute any documents deemed necessary by the Company to (i) vest full title to the Work in the Company, and
(ii) enable the Company to register, maintain, or enforce copyrights in the Work anywhere in the world. Executive will treat any such Work as Confidential Information and as the trade secrets of the Company and will not disclose it to anyone both during and after Executive's employment by the Company, without the Company's prior written approval.

        Executive recognizes that the ideas, improvements, inventions, discoveries and Works directly relating to Executive's activities while working for the Company and conceived or made by him, alone or with others, within one
(1) year after termination of Executive's
employment may have been conceived in significant part while employed by the Company. Accordingly, Executive agrees that such ideas, improvements, inventions, discoveries and Works, if directly related to any of the business activities or computer software or software development of the Company, shall be presumed to have been conceived during Executive's employment with the Company and shall be and hereby are assigned in accordance with the foregoing provisions, unless Executive receives prior written consent from the Company otherwise.

        12. Severability. In the event that Sections 8, 9 or 11 shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, the parties hereto agree that such court(s) may exercise its discretion in reforming such provision(s) to the end that Executive shall be subject to noncompetition, nondisclosure, nonsolicitation/ noninterference and intellectual property ownership covenants that are reasonable under the circumstances and enforceable by the Company.

        13. Acknowledgment. Executive specifically acknowledges that the covenants set forth herein restricting competition, disclosure and solicitation/interference are reasonable, appropriate and necessary as to duration, scope and geographic area in view of the nature of the relationship between Executive and the Company and the investment by the Company of significant time and resources in the training, development and employment of Executive. Executive warrants and represents that in the event that any of the restrictions set forth in these covenants become operative, he will be able to engage in other activities for the purpose of earning a livelihood, and shall not be impaired by these restrictions.

        Executive further acknowledges that the remedy at law for any breach of these covenants, including monetary damages to which the Company may be entitled, will be inadequate and that the Company, its successors and assigns, shall be entitled to injunctive relief against any breach without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies which the Company may have for any such breach.

        Notwithstanding any other provision of this Agreement to the contrary, if Executive breaches any material term of this Agreement, the Company may immediately cease making severance payments or providing severance benefits.

        Executive acknowledges and agrees that the references in the foregoing Sections 8, 9 and 11 to the "Company" are intended to be applicable to, and for the benefit of, any affiliated entity controlling, controlled by or under common control with the Company, and such term for all purposes thereof shall include any such entities.

        14. Limitation of Payment. Notwithstanding anything in this Agreement to the contrary, if receipt of any of the benefits hereunder would subject the Executive to tax under Section 4999 of the Code (hereafter "Section 4999"), the Company shall promptly pay to the Executive a "gross up" amount that would allow the Executive to receive the net after-tax amount he would have received but for the application of said Section 4999 to any payments hereunder, including any payments made pursuant to this Section 14.

        15. Governing Law. This Agreement shall be governed and performed in accordance with, and only to the extent permitted by, the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth of Massachusetts.

        16. Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns. Executive shall not assign this Agreement without the prior written consent of the Company.

        17. Entire Agreement; Amendments; Waivers. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and replaces or supersedes any previous agreements (written or oral), letters, offers, term sheets or other communication between the Company and Executive on such subject matter. It may not be changed orally, but only by agreement, in writing, signed by each of the parties hereto. The terms or covenants of this Agreement may be waived only be a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of the Company at any time, or from time to time, to require performance of any of Executive's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time, and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

        18. Certain Definitions. The following terms when used in this Agreement shall have the meanings as set forth below:

                A. "Benefits Continuation" shall mean for the referenced period of time following the date of Executive's termination of employment with the Company, that the Company shall use its best efforts to provide or otherwise make available to Executive, his spouse and his dependents (as applicable), an election (with respect to health and dental coverage in lieu of coverage under the group health plan continuation coverage provisions of ERISA and the Code) to continue coverage under the Company's heath and dental benefit plans and group term life insurance plan (collectively, the "Continuation Plans") on the same terms and conditions that such plans are then provided to the Company's employees. The Company shall use its best efforts to arrange for such coverage with its insurance providers. The cost to Executive of including Executive, his spouse and his dependents in the Continuation Plans shall be no more than that paid by the Company's other employees and may be deducted from any regular payments made to Executive under this Agreement. If at any time the Company is precluded by the terms of any of the Continuation Plans from providing such coverage to Executive, his spouse, or his dependents, for reasons reasonably determined to be beyond the control of the Company, such coverage shall cease, provided, however, that the Executive, his spouse and his dependents shall be entitled to continuation of coverage under the Company's medical and/or dental benefit plans pursuant to any statutory rights Executive, his spouse or his dependents may then have under the group health plan continuation coverage provisions of ERISA and the Code, or otherwise, at Company's expense, so long as Executive timely complies with all applicable statutory requirements. The prior provisions notwithstanding, the right of Executive, his spouse or dependents to coverage as provided by the group health plan continuation coverage provisions of ERISA and the Code or otherwise shall be deemed to run concurrently with the continuation of health and/or dental benefits under the first sentence of this paragraph.

                B. "Change of Control" shall mean the occurrence of any one of the following events:

                (i) The consummation of a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding and owned by the stockholders of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one (51%) of the combined voting power of the voting securities of the Company or such surviving entity, as applicable, outstanding and owned by such holders immediately after such merger or consolidation; or

                (ii) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided that a

                Change of Control shall not be deemed to occur under this clause by reason of the acquisition of securities by the Company or any of its subsidiaries or an employee benefit plan (or any trust funding such a plan) maintained by the Company.

                C. "Disability" shall mean Executive's ongoing inability, due to a mental or physical condition, to continue to provide services to the Company substantially consistent with past practice, as evidenced by a written certification as to such condition from a physician (which shall not be Executive's physician) mutually acceptable to Executive and the Company's Board of Directors, using reasonable good faith judgment.

                D. "For Cause" shall mean any of the following applicable reasons: theft, fraud, embezzlement, commission of a felony, commission of an act or series of acts which are materially inimical to the best interests of the Company, insubordination, the violation of Sections 8, 9 or 11 or any other provision of this Agreement or of any other written agreement with the Company which is not cured in all material respects within thirty (30) days after the Board gives written notice thereof to the Executive, the removal of any equipment without proper sign-out procedures or the Company's written permission which is not returned upon demand, repeated tardiness without acceptable reasons therefor, or the failure to comply with the Company's existing written directives, policies and/or procedures which individually or in the aggregate causes the Company material harm, in each case as determined by a unanimous vote of the Board of Directors.

                E. "Resignation for Good Reason" shall mean the resignation by Executive of his employment with the Company following a Change of Control as a result of any one of the following: (1) any significant reduction in Executive's Base Salary or Annual Bonus; (2) any material reduction in the Executive's actual authority or responsibilities in respect of the Company's operations, or in the Executive's job title; or (3) any relocation of Executive's principal place of employment to a location greater than twenty-five (25) miles from the

Company's current Norwood, Massachusetts offices. Such resignation shall be evidenced in a written notice by Executive to the Company which shall be effective upon delivery or on any other later date specified therein.

        19. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

        20.   Counterparts.   This   Agreement   may  be  executed  in  multiple
counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.


                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. ELCOM INTERNATIONAL, INC. "Company"

                                   By:     /s/ Robert J. Crowell
                                   Name:   Robert J. Crowell
                                   Title:  Chairman and CEO

                                           "Executive"

                                   /s/ John E. Halnen
                                   John E. Halnen

                                   EXHIBIT A

                               RELEASE AGREEMENT

        This RELEASE AGREEMENT (the "Agreement") is entered into as of the ___ day of ___________, ______, (the "Effective Date") by and between Elcom International, Inc. (the "Company"), a Delaware corporation, and John E. Halnen ("Executive").

                                  WITNESSETH:

        WHEREAS,   Executive  and  the  Company  have  entered  into  a  certain
Employment Agreement dated as of ___________, 2002 (the "Employment Agreement"); and

        WHEREAS, Executive is entitled to certain severance payments and other benefits under the Employment Agreement, pursuant to which payment of the severance payments and other benefits is made conditional upon and in consideration for Executive's valid execution of a Release Agreement, all as more completely described in the Employment Agreement (Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.).

        NOW THEREFORE, to induce the Company to make the severance payments and provide the other benefits pursuant to the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

        1. Release.  Executive  does hereby,  for Executive and for  Executive's heirs, executors, successors and assigns, release and forever discharge the Company, and the subsidiaries, divisions and affiliated businesses of the Company, together with all of their officers, directors, management, representatives, employees, shareholders, agents, successors, assigns, attorneys and other affiliated persons, both known and unknown, in both their personal and agency capacities (collectively, the "Releasees"), of and from any and all claims, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature, including, but not limited to, all claims and/or demands for back pay, reinstatement, hire or rehire, front pay, group insurance or employee benefits of whatsoever kind (except as to rights expressly provided for herein and in the Employment Agreement), claims for monies and/or expenses, any claims arising out of or relating to the cessation of Executive's employment with the Company, the sale of the stock or assets of the Company and/or any of its subsidiaries, any claims for failing to obtain employment at any other company or with any other person or employer, and/or demands for attorneys' fees and legal expenses that Executive has or may have by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any act and/or omission that has occurred prior to the date of this Agreement. Executive further agrees not to directly or indirectly pursue or initiate any action or legal proceeding of any kind against the Releasees arising out of or related to the claims released in the preceding sentence of this Section 1, including but not limited to the sale of the stock or assets of the Company and/or any of its subsidiaries and also waives any right to recover as a result of any such proceedings initiated on Executive's behalf. Notwithstanding the foregoing, Executive and the Company agree and acknowledge that this Release shall not apply to the obligations of the Company arising solely under this Agreement or under the Employment Agreement.


        2. ADEA. Executive recognizes and understands that, by executing this Agreement, Executive shall be releasing the Releasees from any and all claims that Executive now has, or subsequently may have, under the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss.ss.621 et seq., as amended (the "ADEA"), by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement. In other words, Executive will have none of the legal rights against the aforementioned Releasees that Executive would have had otherwise under federal age discrimination law by signing this Agreement.

        3. Consideration Period. The Company hereby notifies Executive of his right to consult with Executive's chosen legal counsel before executing this Agreement. The Company shall afford, and Executive acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to insure that Executive's execution of this Agreement is knowing and voluntary. In signing below, Executive expressly acknowledges that Executive has had at least twenty-one (21) days to consider this Agreement and that Executive's execution of same is with full knowledge of the consequences thereof and is of Executive's own free will. If Executive signs this Agreement before the twenty-one (21) day period has expired, then he understands that he has waived the twenty-one (21) day period for consideration.

        4. Revocation Period. Executive and the Company agree and recognize that, for a period of seven (7) calendar days following Executive's execution of this Agreement (the "Revocation Period"), Executive may revoke this Agreement by providing written notice revoking the same, within the Revocation Period, to the Company, 10 Oceana Way, Norwood, Massachusetts 02602, Attn: Chief Financial Officer. Such revocation of this Agreement by Executive will automatically revoke the severance payments provided for in the Employment Agreement and Executive will not be entitled to any of the severance payments described therein.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, Executive and the Company have executed this Agreement effective and binding as of the Effective Date.

                                         AGREED TO AND ACCEPTED BY
                                         EXECUTIVE



Date of Execution by Executive           John E. Halnen

                                         Execution witnessed by:



                                         AGREED TO AND ACCEPTED BY
                                         THE COMPANY

                                         ELCOM INTERNATIONAL, INC.
Date of Execution by the Company
                                         By:
                                         Name:
                                         Title:

                                         Execution witnessed by:


================================================================================

                                         RECEIPT ACKNOWLEDGED BY
                                         EXECUTIVE



Date of Receipt by Executive             John E. Halnen
                                         Receipt witnessed by: